Exhibit 99.1

For Immediate Release

Contact:	Patrick A. Reynolds
Director of Investor Relations
(706) 649-4973

Synovus Reports Earnings for First Quarter of 2013

Significant Improvements in Credit Quality and Expense Reductions Drive

Pre-tax Income of $47 Million; Highest Level in Five Years

COLUMBUS, Ga., April 23, 2013 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2013.

First Quarter Results

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Pre-tax income increased to $46.6 million for the first quarter of 2013, up 29.6% from $35.9 million in the first quarter of 2012. Excluding the impact of restructuring charges, pre-tax income was $51.4 million.

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Net income available to common shareholders was $14.8 million for the first quarter of 2013, compared to $709.3 million for the fourth quarter of 2012 and $21.4 million for the first quarter of 2012. Diluted net income per common share for the first quarter of 2013 was $0.02, compared to $0.78 for the fourth quarter of 2012 and $0.02 for the first quarter of 2012.

¡	The first quarter of 2013 results included restructuring charges of $4.9 million and income tax expense of $17.0 million.
¡

The fourth quarter of 2012 results included investment securities gains of $8.2 million, approximately $157 million in pre-tax charges from distressed asset dispositions, and an income tax benefit of $796.3 million primarily from the deferred tax asset recapture.

¡	The first quarter of 2012 results included securities gains of $20.1 million and income tax benefit of $77 thousand.
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Credit costs fell to the lowest level in more than five years to $49.3 million for the first quarter of 2013, compared to $185.8 million for the fourth quarter of 2012 and $90.9 million for the first quarter of 2012.

—	Total non-interest expense was $182.3 million for the first quarter of 2013, down 14.6% from the fourth quarter of 2012 and down 10.3% from the first quarter of 2012.

“Pre-tax income reached $47 million, the highest level in five years, led by significant reductions in credit costs and operating expenses,” said Kessel D. Stelling, Chairman and CEO of Synovus. “We achieved broad-based credit quality improvement during the quarter, including a 40% reduction in non-performing loan inflows from the first quarter of last year. Our keen focus on expense management continues, and our initiatives to reduce core expenses by $30 million in 2013 are well on track.”

Core Performance

Pre-tax, pre-credit costs income was $100.7 million for the first quarter of 2013, down $7.3 million from $108.0 million for the fourth quarter of 2012.

—	Net interest income was $199.8 million for the first quarter of 2013, down $7.6 million from $207.5 million in the previous quarter, primarily due to two fewer days in the quarter.
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The net interest margin was 3.43%, down two basis points from the fourth quarter of 2012, due to a decline in the yield on earning assets of four basis points partially offset by a decline in the effective cost of funds of two basis points.

—	Total non-interest income was $64.7 million for the first quarter of 2013, down $15.4 million, compared to $80.1 million for the fourth quarter of 2012.
—	Non-interest income, excluding net investment securities gains, was $64.7 million, down $7.2 million from the previous quarter.
¡	Bankcard fees declined $3.1 million due primarily to a one-time benefit of $2.2 million recorded the previous quarter from a change in the debit card rewards program as well as seasonality.
¡	Mortgage banking income declined $2.1 million.
¡	Service charges on deposit accounts declined $1.4 million, impacted by two fewer business days in the quarter.
¡	Fiduciary and asset management fees increased $0.4 million.
¡	Brokerage revenue increased $0.5 million.
—	Core expenses (excludes Visa indemnification charges, restructuring charges, and other credit costs) were $163.8 million, down $7.6 million from $171.4 million for the fourth quarter of 2012.
¡

Salaries and other personnel expenses were down $1.0 million from the previous quarter, due primarily to a decrease in salaries of $5.4 million, partially offset by a seasonal increase in payroll taxes of $3.0 million and a $1.2 million increase in employee insurance.

¡	Professional fees were $4.9 million lower than the previous quarter.

“While facing a challenging lending environment, we are optimistic about our pipeline and increasing levels of loan commitments, and expect modest loan growth for the remainder of 2013,” said Stelling. “Our bankers remain focused on building total relationships and providing needs-based financial solutions, as demonstrated by the first quarter increase in brokerage and fiduciary and asset management revenues.”

Balance Sheet Fundamentals

—	Total reported loans ended the quarter at $19.4 billion, a $173.8 million decline from the fourth quarter of 2012.
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On a sequential quarter basis, the net loan decline was $51.6 million for the first quarter, compared to net loan growth of $345.4 million during the fourth quarter of 2012. Net loan growth (decline) excludes the impact of transfers to loans held-for-sale, charge-offs, and foreclosures.

—	Loans outstanding from the Corporate Banking Group were up approximately $158 million compared to the previous quarter and up approximately $664 million over the first quarter of the previous year.

—	Total deposits ended the quarter at $20.6 billion, down $495.9 million from the previous quarter due primarily to decreases in non-interest bearing demand deposits and NOW account balances.
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Core deposits ended the quarter at $19.2 billion, down $735.7 million compared to the fourth quarter of 2012. Core deposits, excluding time deposits, decreased $634.6 million compared to the previous quarter.

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The effective cost of core deposits (includes non-interest bearing deposits) was 30 basis points for the first quarter of 2013, unchanged from the fourth quarter of 2012, and down from 47 basis points for the first quarter of 2012.

Credit Trends

—	Total credit costs were $49.3 million in the first quarter of 2013, down from $185.8 million in the fourth quarter of 2012 and $90.9 million in the first quarter of 2012.
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Net charge-offs were $57.3 million in the first quarter of 2013, down from $193.5 million in the fourth quarter of 2013 and $94.7 million in the first quarter of 2012. The annualized net charge-off ratio was 1.18% in the first quarter, down from 3.94% in the previous quarter and 1.90% in the first quarter of 2012.

—	Non-performing loan inflows were $83.9 million in the first quarter of 2013, down from $262.7 million in the fourth quarter of 2012 and $139.6 million in the first quarter of 2012.
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Non-performing loans, excluding loans held for sale, were $513.2 million at March 31, 2013, down $30.1 million from the previous quarter, and down $322.8 million or 38.6% from the first quarter of 2012. The non-performing loan ratio was 2.65% at March 31, 2013, down from 2.78% at the end of the previous quarter and 4.21% at March 31, 2012.

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Total non-performing assets were $677.6 million at March 31, 2013, down $25.5 million from the previous quarter, and down $378.2 million or 35.8% from the first quarter of 2012. The non-performing asset ratio was 3.47% at March 31, 2013, compared to 3.57% at the end of the previous quarter and 5.26% at March 31, 2012.

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Synovus Bank’s classified assets ratio declined to 36.7% at March 31, 2013, down from 38.1% at December 31, 2012 and 57.7% at March 31, 2012. The consolidated classified assets ratio was 43.5% at March 31, 2013.

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Total delinquencies (consisting of loans 30 or more days past due and still accruing) were 0.46% of total loans at March 31, 2013, compared to 0.54% at December 31, 2012, and 0.73% at March 31, 2012. Total loans past due 90 days or more and still accruing were 0.03% at March 31, 2013, compared to 0.03% at December 31, 2012, and 0.04% at March 31, 2012.

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Distressed asset sales were approximately $61 million during the first quarter, compared to approximately $545 million in the fourth quarter of 2012, and approximately $135 million in the first quarter of 2012.

Capital Ratios

—	Tangible Common Equity ratio was 9.89% at March 31, 2013 up from 9.66% at December 31, 2012.
—	Tier 1 Common Equity ratio was 8.93% at March 31, 2013 up from 8.72% at December 31, 2012.

—	Tier 1 Capital ratio was 13.50% at March 31, 2013 up from 13.24% at December 31, 2012.
—	Tier 1 Leverage ratio was 11.27% at March 31, 2013 up from 11.00% at December 31, 2012.
—	Total Risk Based Capital ratio was 16.45% at March 31, 2013 up from 16.18% at December 31, 2012.

Stelling concluded, “Our first quarter results reflect the continued progress of our company, and we are very pleased with the series of recent positive events. In February, both Fitch Ratings and Standard & Poor’s Ratings Services (S&P) changed their outlooks on Synovus to Positive, and S&P upgraded our long-term counterparty credit rating by one level. We also announced earlier today that the Federal Reserve Bank of Atlanta and the Georgia Department of Banking and Finance have lifted the Memorandum of Understanding entered into between the agencies and Synovus in 2009.

“Our team remains intensely focused on strengthening core performance, winning new customers and expanding existing relationships, and crisply executing on our short- and long-term strategies for growth. We also expect to exit the TARP program this year, most likely during the third quarter.”

Synovus will host an earnings highlights conference call at 8:30 a.m. EST on April 23, 2013. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with approximately $26 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics (including classified assets and NPL inflows); expectations regarding deposits, loan growth and our loan portfolio; expectations on growth, our expense initiatives, and future profitability; expectations regarding status of our MOUs and related regulatory matters; our expectations regarding repayment of our obligations under TARP; expectations regarding the impact of our ongoing efficiency initiatives and future cost savings; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of

Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled core deposits, core deposits excluding time deposits, Tier 1 common equity ratio, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, core expenses, non-interest income excluding investment net securities gains and net sequential quarter loan growth (decline) are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are total deposits, total shareholders’ equity to total assets ratio, income (loss) before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan growth (decline), respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for total deposits, total shareholders’ equity to total assets ratio, (loss) income before income taxes, total non-interest expense, total non-interest income, or sequential quarter total loan growth (decline) determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of core deposits, core deposits excluding time deposits, Tier 1 common equity ratio, tangible common equity to tangible assets ratio, pre-tax, pre-credit costs income, core expenses, non-interest income excluding net investment gains and net sequential quarter loan (decline) growth and the reconciliation of these measures to total deposits, total shareholders’ equity to total assets ratio, (loss) income before income taxes, total non-interest expense, total non-interest income, and sequential quarter total loan (decline) growth are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	1Q13	4Q12	3Q12	2Q12	1Q12

Core deposits Core deposits excluding time deposits
Total deposits	$20,561,193	21,057,044	20,846,830	21,565,065	22,137,702
Subtract: Brokered deposits	(1,332,632)	(1,092,749)	(919,959)	(1,148,892)	(1,406,709)

Core deposits	19,228,561	19,964,295	19,926,871	20,416,173	20,730,993
Subtract: Time deposits	(3,482,196)	(3,583,304)	(3,771,117)	(4,097,834)	(4,302,292)

Core deposits excluding time deposits	$15,746,365	16,380,991	16,155,754	16,318,339	16,428,701

Tangible common equity to tangible assets ratio
Total assets	$26,212,879	26,760,012	25,764,644	26,294,110	27,064,792
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)

Subtract: Other intangible assets, net	(4,583)		(5,149)	(5,895)	(6,693)	(7,589)

Tangible assets	$26,183,865		26,730,432	25,734,318	26,262,986	27,032,772

Total shareholders’ equity	$3,578,106		3,569,431	2,875,700	2,853,389	2,821,763
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(4,583)		(5,149)	(5,895)	(6,693)	(7,589)
Subtract: Series A Preferred Stock, no par value	(960,005)		(957,327)	(954,690)	(952,093)	(949,536)

Tangible common equity	$2,589,087		2,582,524	1,890,684	1,870,172	1,840,207

Total shareholders’ equity to total assets ratio	13.65%		13.34	11.16	10.85	10.43
Tangible common equity to tangible assets ratio	9.89%		9.66	7.35	7.12	6.81

Tier 1 Common Equity Ratio
Total shareholders’ equity	$3,578,106		3,569,431	2,875,700	2,853,389	2,821,763
Subtract/Add: Accumulated other comprehensive (income) loss	(2,787)		(4,101)	(16,156)	(7,003)	2,195
Subtract: Goodwill	(24,431)		(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(4,583)		(5,149)	(5,895)	(6,693)	(7,589)
Subtract: Disallowed deferred tax assets(1)	(687,007)		(710,488)	-	-	-
Other items	7,191		6,982	6,730	7,225	7,856

Tier 1capital	$2,866,489		2,832,244	2,835,948	2,822,487	2,799,794

Subtract: Qualifying trust preferred securities	(10,000)		(10,000)	(10,000)	(10,000)	(10,000)
Subtract: Series A Preferred Stock	(960,005)		(957,327)	(954,690)	(952,093)	(949,536)

Tier 1 common equity	$1,896,484		$1,864,917	1,871,258	1,860,353	1,840,258

Risk weighted assets	$21,235,129	(2)	21,387,935	21,443,178	21,146,174	21,230,198
Tier 1 common equity ratio	8.93%	(2)	8.72	8.73	8.80	8.67

Pre-tax, Pre-credit Costs Income
Income (loss) before income taxes	$46,553		(72,299)	30,514	37,347	35,916
Add: Provision for losses on loans	35,696		146,526	63,572	44,222	66,049
Add: Other credit costs(3)	13,595		39,236	22,046	26,119	24,849
Add: Restructuring charges	4,850		1,969	1,192	1,393	858
Subtract: Investment securities gains, net.	(45)		(8,233)	(6,656)	(4,170)	(20,083)
Add: Visa indemnification charges	37		757	833	1,734	2,979

Pre-tax, pre-credit costs income	$100,686		107,956	111,501	106,645	110,568

Non-interest income excluding investment securities gains, net
Total non-interest income	$64,721		80,117	73,233	76,477	84,139
Subtract: Investment securities gains, net	(45)		(8,233)	(6,656)	(4,170)	(20,083)

Non-interest income excluding investment securities gains, net	$64,676		71,884	66,577	72,307	64,056

Net sequential quarter loan (decline) growth
Sequential quarter (decline) growth in total loans	$(173,803)		(190,175)	51,739	(163,571)	(236,115)
Add: Transfers to other loans held for sale	45,997		479,016	70,464	109,589	97,199
Add: Foreclosures	29,576		33,572	42,961	30,087	48,127
Add: Charge-offs excluding transfers to other loans held for sale	46,636		22,940	74,400	53,075	65,498

Net sequential quarter loan (decline)growth	$(51,594)		345,353	239,564	29,180	(25,291)

Core Expenses
Total non-interest expense	$182,286		213,346	191,492	208,264	203,133
Subtract: Other credit costs(3)	(13,595)		(39,236)	(22,046)	(26,119)	(24,849)
Subtract: Restructuring charges	(4,850)		(1,969)	(1,192)	(1,393)	(858)
Subtract: Visa indemnification charges	(37)		(757)	(833)	(1,734)	(2,979)

Core expenses	$163,804		171,384	167,421	179,018	174,447

(1)	Calculated based on twelve months future taxable income for regulatory capital purposes.
(2)	Preliminary
(3)	Other credit costs consist primarily of losses on ORE, provision for losses on unfunded commitments, and charges related to other loans held for sale.

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